As Filed with the Securities and Exchange Commission on April 10, 1998.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                          ----------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                              SpectraSCIENCE, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

      Minnesota                                                41-1448837
(State of Incorporation)                                    (I.R.S. Employer
                                                          Identification Number)

       3650 Annapolis Lane, Suite 101, Minneapolis, Minnesota 55447-5434.
                               Tel: (612) 509-9999
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                          ----------------------------

                              SpectraSCIENCE, Inc.
                                 1991 STOCK PLAN
                            (Full title of the Plan)

                          ----------------------------

                                                           Copy To:
          BRIAN T. McMAHON                            KENNETH L. CUTLER
Chairman and Chief Executive Officer                 Dorsey & Whitney LLP
        SpectraSCIENCE, Inc.                        Pillsbury Center South
   3650 Annapolis Lane, Suite 101                   220 South Sixth Street
  Minneapolis, Minnesota 55447-5434           Minneapolis, Minnesota 55402-1498
         Tel: (612) 509-9999                         Tel: (612) 340-2740

           (Name, Address, and Telephone Number of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
Title of Securities     Amount      Proposed Maximum    Proposed Maximum      Amount of
      to be             to be      Offering Price Per  Aggregate Offering   Registration Fee
   Registered         Registered        Share(1)            Price(1)
--------------------------------------------------------------------------------------------

Common Stock
$.25 par value       140,000 shares     $5.5625            $778,750.00         $229.73
--------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of $5.75 and $5.375, respectively, on the Nasdaq Small-Cap Market on April 7, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction (E) to Form S-8, this Registration Statement relates to the registration of an additional 140,000 shares of Common Stock, $.25 par value per share ("Common Stock") of SpectraSCIENCE, Inc. (the "Company") under the SpectraSCIENCE, Inc. 1991 Stock Plan (the "Plan"), a
stock-based employee benefit plan for which the Company registered 500,000 shares of Common Stock under a Registration Statement filed with the Securities and Exchange Commission (the "Commission") on May 23, 1996 (File No. 333-04393), 675,000 shares of the Common Stock under a Registration Statement filed with the Commission on September 28, 1995 (File No. 33-63047), and 325,000 shares of the Common Stock under a Registration Statement filed with the Commission on February 5, 1992 (File No. 33-45523), the contents of each of which (including any post-effective amendments thereto) are hereby incorporated by reference herein.

Item 8. Exhibits.

3.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1996, File No. 0-13092)

3.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092)

5.1  Opinion of Dorsey & Whitney LLP

23.1 Consent of Ernst & Young LLP

23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24.1 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on April 10, 1998.

                                           SpectraSCIENCE, Inc.

                                           By: /s/ Brian T. McMahon
                                               --------------------------------
                                                  Brian T. McMahon
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Brian T. McMahon, Chester E. Sievert, Jr. and Ching-Meng Chew, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitutes or substitute may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                  Date


/s/ Brian T. McMahon             Chairman, Chief Executive Officer           April 10, 1998
----------------------------     and Director
   Brian T. McMahon              (Principal Executive Officer)



/s/ Chester E. Sievert, Jr.      President and Chief Operating Officer       April 10, 1998
----------------------------
   Chester E. Sievert, Jr.


/s/ Ching-Meng Chew              Vice President Finance and                  April 10, 1998
----------------------------      Administration, Chief Financial Officer
   Ching-Meng Chew                Treasurer, and Corporate Secretary
                                  (Principal Financial and Accounting
                                  Officer)


/s/ Henry M. Holterman           Director                                    April 10, 1998
----------------------------
   Henry M. Holterman


/s/ Nathaniel S. Thayer          Director                                    April 10, 1998
----------------------------
   Nathaniel S. Thayer

                                  EXHIBIT INDEX

Exhibit   Description
-------   -----------

3.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1996, File No. 0-13092)

3.2 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 1995, File No. 0-13092)

5.1       Opinion of Dorsey & Whitney LLP

23.1      Consent of Ernst & Young LLP

23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24.1 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures")